Exhibit 10.14.1

Logitech International S.A.

Executive Officer Base Salary under Form of Employment Agreements dated December 3, 2008

    The following information is provided as a supplement to Exhibit 10.14 to Logitech’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, and lists the base salary of each of the executive officers named below as of December 3, 2008, the date of their form of employment agreements filed as Exhibit 10.14.

Name	Title	Base Salary
Mark J. Hawkins	Former Senior Vice President, Finance and Information Technology, and Chief Financial Officer	$460,000
Junien Labrousse	Executive Vice President, Products	$680,000
David Henry	Senior Vice President, Customer Experience and Chief Marketing Officer	$460,000
L. Joseph Sullivan	Senior Vice President, Worldwide Operations	$340,000

Mr. Hawkins’ service with Logitech terminated April 24, 2009.